Contact:
Retrophin, Inc. Marc Panoff, CFO 646-564-3671 marc@retrophin.com	Retrophin, Inc. Chris Cline Manager, Investor Relations IR@retrophin.com

Retrophin Reports Second Quarter 2014 Financial Results

Management to Host Conference Call and Webcast today at 8:30 a.m. ET

New York, NY (August 12, 2014) – Retrophin, Inc. (NASDAQ: RTRX) today reported its financial results for the quarter ended June 30, 2014.

“We are pleased with our operational and strategic advancements in the second quarter,” said Martin Shkreli, Founder and Chief Executive Officer of Retrophin. “We booked our first full quarter of revenues from Chenodal and Vecamyl and completed a license agreement for our third approved drug, Thiola. We also released updated data from the first patient and initial data from a second patient currently enrolled in investigator-sponsored studies of RE-024 being run outside of the United States. These data may represent an important step forward for patients with PKAN, a devastating disease.”

Mr. Shkreli added, “We also named Steve Aselage as President and Chief Operations Officer and Dr. Alvin Shih as Executive Vice President of Research and Development.   And, with the $91 million financing we completed at the end of the quarter, we were able to make the final payment to the sellers of Manchester Pharmaceuticals and put Retrophin in a strong financial position as we continue to advance our pipeline.”

Pipeline Update

RE-024

•
New data from two PKAN patients enrolled in investigator-sponsored studies demonstrated signs of clinical improvement. Additional details and important disclosures were made available on a recent Current Report on Form 8-K.

Sparsentan

•	The DUET study, a Phase II clinical trial of sparsentan in patients with Focal Segmental Glomerulosclerosis (FSGS), continues to enroll toward the target of 100 total subjects.

RE-034

•	Retrophin has obtained regulatory guidance on the design of clinical trials of RE-034 in Infantile Spasms (West Syndrome) and Nephrotic Syndrome.

•	Further analysis is ongoing to determine the optimal formulation to advance into clinical trials, which may be initiated as soon as the first quarter of 2015.

Syntocinon Nasal Spray

•	Retrophin is evaluating options to maximize the value of the oxytocin program.
•	The Company continues to support the ongoing efforts of academic investigators exploring the potential therapeutic use of oxytocin in multiple indications.

New Pipeline Drugs

•	Retrophin has a broad pipeline of early stage programs focused on rare diseases, and will provide further details as those programs reach the clinic.

Second Quarter 2014 Financial Results

Net Income (Loss)

Non-GAAP net loss for the second quarter of 2014 was $13.3 million, or $0.52 per basic and diluted share, compared to $2.6 million, or $0.21 per basic and diluted share, for the second quarter of 2013.

GAAP net income for the second quarter of 2014 was $8.5 million, or $0.33 per basic share and a $0.90 net loss per dilutive share, compared to a net loss of $5.0 million, or $0.41 per diluted share, for the second quarter of 2013. Net income for the second quarter of 2014 included income of $33.0 million related to the change in fair value of the Company’s derivative instruments, as well as an income tax benefit of $2.5 million.  Reconciliations of applicable GAAP reported to non-GAAP adjusted information are included in this press release.

Net Sales

Net sales for the second quarter of 2014 were $5.7 million from product sales of Chenodal®, Thiola® and Vecamyl®. Retrophin reported no revenue for the second quarter of 2013.

Operating Expenses and Other

Operating expenses for the second quarter of 2014 increased to $26.2 million, compared to $5.1 million for the second quarter of 2013:

•	Cost of product sales for the second quarter of 2014 was $1.2 million, compared to $0 for the same period in 2013.

•
Selling, general and administrative (“SG&A”) expenses for the second quarter of 2014 totaled $11.3 million on a GAAP basis, compared to $4.5 million for the same period of 2013. Non-GAAP SG&A expenses totaled $5.7 million for the second quarter of 2014, compared to $2.0 million for the same period in 2013. Non-GAAP SG&A expenses exclude stock-based compensation expense, depreciation and amortization expense, transaction and license fees and legal settlement expenses.

•
Research and development (“R&D”) expenses were $13.7 million for the quarter ended June 30, 2014 on a GAAP basis, compared to $0.6 million for the quarter ended June 30, 2013. Non-GAAP R&D expenses totaled $12.6 million for the second quarter of 2014, compared to $0.6 million for the same period in 2013. Non-GAAP R&D expenses exclude stock-based compensation expense and depreciation and amortization expenses.

Net interest and finance expenses totaled $6.9 million for the second quarter of 2014, compared with $0 for the same period in 2013.  The increase was primarily due to a $4.7 million finance charge related to additional common shares issued to the Company’s senior convertible note holders in connection with the senior convertible notes and term loan facility entered into during the quarter. The increase was also due to $1.7 million in interest expense related to the acceleration of the payments made to the sellers of Manchester Pharmaceuticals LLC in full satisfaction of the outstanding amount owed. Cash interest expense on the term loan and convertible debt totaled $0.2 million for the second quarter of 2014.

At June 30, 2014, Retrophin’s balance sheet included $43.4 million in cash, cash equivalents and marketable securities. In addition, Retrophin had a $5.0 million financing receivable related to the closing of the term loan and these funds were received in the beginning of the third quarter.

In May 2014, Retrophin entered into a license agreement with Mission Pharmacal Company for the U.S. marketing rights to Thiola® (tiopronin), a product approved by the U.S. Food and Drug Administration for the treatment of cystinuria.

During the second quarter of 2014, the Company raised total gross proceeds of $91 million through a $45 million senior secured term loan facility and through the sale of $46 million in senior convertible notes. $33 million of such proceeds were used to make the final payment to the sellers of Manchester Pharmaceuticals LLC in full satisfaction of the outstanding amount owed.

Financial Guidance

Retrophin reiterated the following financial guidance:

Revenue forecast
2014	$30 million - $35 million
2015	$60 million - $70 million

EPS (non GAAP) Forecast*
2015	$0.75 - $1.25

* See “Use of Non-GAAP Financial Measures” below. Reconciliations of non-GAAP adjusted guidance measures are included in this press release.

Conference Call Information

Retrophin will host a conference call and webcast today, Tuesday, August 12 at 8:30 a.m. ET to discuss second quarter 2014 financial results. To participate in the conference call, dial +1 855-219-9219 (U.S.) or +1-315-625-6891 (International), confirmation code 84497914 shortly before 8:30 a.m. The webcast can be accessed at www.retrophin.com, in the Events and Presentations section. A replay of the call will be available 11:30 a.m. ET, August 12, 2014 to 11:59 p.m. ET, August 19, 2014. The replay number is 855-859-2056 (U.S.) or 404-537-3406 (International), confirmation code 84497914.

Use of Non-GAAP Financial Measures

To supplement Retrophin’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables.  The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Retrophin’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Retrophin believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; Because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

As used in this press release, (i) the historical non-GAAP net income (loss) measures exclude from GAAP net income (loss), as applicable, intangible asset amortization, stock-based compensation expense, transaction and license fees, change in fair value of derivative liabilities, depreciation expense, interest and finance expenses; adjust the income tax provision to the estimated amount of taxes that are payable in cash; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, intangible asset amortization, stock-based compensation expense, transaction and license fees, legal settlements and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, intangible asset amortization, stock-based compensation expense, transaction and license fees and depreciation expense; (iv) the non-GAAP net income (loss) (and the related per share) guidance measures exclude from estimated GAAP net income intangible asset amortization and depreciation expense, stock-based compensation expense, transaction and license fees, interest and finance expenses; and adjust the income tax provision to the estimated amount of taxes that are payable in cash.

About Retrophin

Retrophin is a pharmaceutical company focused on the development, acquisition and commercialization of drugs for the treatment of serious, catastrophic or rare diseases for which there are currently no viable options for patients. The Company's approved products include Chenodal®, Thiola® and Vecamyl®, and its pipeline includes compounds for several catastrophic diseases, including focal segmental glomerulosclerosis (FSGS), pantothenate kinase-associated neurodegeneration (PKAN), schizophrenia, infantile spasms, nephrotic syndrome and others. For additional information, please visit www.retrophin.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding the research, development and commercialization of pharmaceutical products. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and finances in general, as well as risks and uncertainties associated with the Company's pre-clinical and clinical stage pipeline as well as its sales and marketing strategies. Specifically, the risks and uncertainties the Company faces with respect to its pre-clinical and clinical stage pipeline include risk that the Company's research programs will not identify pre-clinical candidates for further development and risk that the Company's clinical candidates will not be found to be safe or effective.  Specifically, the Company faces risk that the Sparsentan Phase II clinical trials will fail to demonstrate that Sparsentan is safe or effective; risk that the Sparsentan Phase II program will be delayed for regulatory or other reasons; risk that the Company will be unable to file an IND for RE-024 or RE-034 or initiate Phase I clinical trials for regulatory or other reasons; and risk that the Syntocinon program will not advance to Company sponsored clinical trials.  The Company faces risk that it will be unable to raise additional funding required to complete development of any or all of its product candidates; risk relating to the Company's dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and intellectual property rights of third parties; risks and uncertainties relating to competitive products and technological changes that may limit demand for the Company's products. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission.

RETROPHIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash	$39,880,286	$5,997,307
Marketable securities	3,563,914	132,994
Accounts receivable	1,600,769	-
Other Receivable	5,963,889	-
Inventory	496,685	-
Prepaid expenses and other current assets	1,891,433	1,370,943
Total current assets	53,396,976	7,501,244

Property and equipment, net	511,275	127,427
Security deposits	288,997	244,058
Restricted cash	40,000	40,000
Other asset	1,927,757	-
Investment	400,000	-
Intangible assets, net	98,034,363	12,586,150
Goodwill	935,935	-
Total assets	$155,535,303	$20,498,879

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Deferred technology purchase liability, current portion	$1,500,000	$1,634,630
Accounts payable	10,625,117	3,553,567
Accrued expenses	7,233,493	3,526,434
Securities sold, not yet purchased	144,850	1,457,901
Other Liability	588,601	-
Contingent consideration, current portion	3,053,486	-
Derivative financial instruments, warrants	24,839,144	25,037,346

Total current liabilities	47,984,691	35,209,878

Note payable	39,834,960	-
Convertible debt	42,978,042	-
Other liability	12,783,110	-
Contingent consideration	9,746,515	-
Deferred technology purchase liability	1,000,000	1,000,000
Deferred income tax liability, net	141,151	2,600,899

Total liabilities	154,468,469	38,810,777

Stockholders' Equity (Deficit):
Preferred stock Series A $0.001 par value; 20,000,000 shares authorized; 0 issued and outstanding	-	-
Common stock $0.0001 par value; 100,000,000 shares authorized; 26,681,514 and 18,546,363 issued and 26,301,923 and 18,415,573 outstanding, respectively	2,668	1,855
Additional paid-in capital	133,448,275	50,189,127
Treasury stock, at cost, 379,591 and 130,790, respectively	(3,214,608)	(957,272)
Accumulated deficit	(129,578,400)	(67,435,621)
Accumulated other comprehensive income (loss)	408,899	(109,987)
Total stockholders' equity (deficit)	1,066,834	(18,311,898)
Total liabilities and stockholders' equity (deficit)	$155,535,303	$20,498,879

RETROPHIN, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net product sales	$5,741,734	$-	$5,769,634	$-

Operating expenses:
Cost of goods sold	1,207,395	-	1,208,295	-
Research and development	13,697,991	605,203	20,584,717	713,937
Selling, general and administrative	11,340,071	4,494,699	21,432,093	6,636,449

Total operating expenses	26,245,457	5,099,902	43,225,105	7,350,386

Operating loss	(20,503,723)	(5,099,902)	(37,455,471)	(7,350,386)

Other income (expenses):
Interest income (expense), net	(2,178,937)	5	(2,178,401)	(41,558)
Finance expense	(4,708,280)	-	(4,708,280)	-
Realized gain on sale of marketable securities, net	370,177	-	374,841	-
Change in fair value of derivative instruments	32,978,586	56,041	(20,635,216)	(2,395,618)
Loss on transaction denominated in foreign currencies	-	(4,657)	-	(3,873)
Total other income (expense), net	26,461,546	51,389	(27,147,056)	(2,441,049)

Income (loss) before provision for income taxes	5,957,823	(5,048,513)	(64,602,527)	(9,791,435)

Income tax benefit	2,525,124	-	2,459,748	-

Net income (loss)	$8,482,947	$(5,048,513)	$(62,142,779)	$(9,791,435)

Net income (loss) per common share, basic	$0.33	$(0.41)	$(2.54)	$(0.85)
Net loss per common share, diluted	$(0.90)	$(0.41)	$(2.54)	$(0.85)
Weighted average common shares outstanding, basic	25,635,277	12,253,599	24,491,477	11,492,475
Weighted average common shares outstanding, diluted	27,326,442	12,253,599	24,491,477	11,492,475

RETROPHIN, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

GAAP reported net income (loss)	$8,482,947	$(5,048,513)	$(62,142,779)	$(9,791,435)

Share-based compensation	5,008,272	128,388	10,014,627	287,593

Intangible asset amortization and depreciation	392,985	53,139	520,171	105,307

Change in fair value of derivative liabilities	(32,978,586)	(56,041)	20,635,216	2,395,618

Transaction and license fees	1,068,356	125,000	1,977,996	225,000

Legal settlements	327,208	2,219,424	327,208	2,234,424

Net interest expense and finance fees	6,887,217	-	6,886,681	41,558

Income tax adjustments	(2,525,124)	-	(2,459,748)	-

Non-GAAP adjusted net loss	$(13,336,725)	$(2,578,603)	$(24,240,628)	$(4,501,935)

GAAP reported net income (loss) per common share, basic	$0.33	$(0.41)	$(2.54)	$(0.85)

GAAP reported net loss per common share, diluted	$(0.90)	$(0.41)	$(2.54)	$(0.85)

Non-GAAP adjusted net loss per common share, basic and diluted	$(0.52)	$(0.21)	$(0.99)	$(0.39)

GAAP Weighted average common shares outstanding, basic	25,635,277	12,253,599	24,491,477	11,492,475

GAAP Weighted average common shares outstanding, diluted	27,326,442	12,253,599	24,491,477	11,492,475

Non-GAAP Weighted average common shares outstanding, basic and diluted	25,635,277	12,253,599	24,491,477	11,492,475

RETROPHIN, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(Unaudited)

	Three Months
	June 30, 2014				June 30, 2013
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted*	Reported	Adjustments		Adjusted*

Net product sales	$5,741,734	$-		$5,741,734	$-	$-		$-

Cost of goods sold	1,207,395	-		1,207,395	-	-		-

Research and development	13,697,991	(1,115,330)	(a)	12,582,661	605,203	(36,683)	(a)	568,520

Selling, general and administrative	11,340,071	(5,681,491)	(b)	5,658,580	4,494,699	(2,489,268)	(b)	2,005,431

Operating loss	(20,503,723)	6,796,821		(13,706,902)	(5,099,902)	2,525,951		(2,573,951)

Interest income (expense), net	(2,178,937)	2,178,937		-	5	-		5

Finance expense	(4,708,280)	4,708,280		-	-	-		-

Realized gain on sale of marketable securities, net	370,177	-		370,177	-	-		-

Change in fair value of derivative instruments	32,978,586	(32,978,586)		-	56,041	(56,041)		-

Loss on transaction denominated in foreign currencies	-	-		-	(4,657)	-		(4,657)

Income (loss) before provision for income taxes	5,957,823	(19,294,548)		(13,336,725)	(5,048,513)	2,469,910		(2,578,603)

Income tax benefit	$2,525,124	(2,525,124)		-	$-	-		-

Net income (loss)	$8,482,947	$(21,819,672)		$(13,336,725)	$(5,048,513)	$2,469,910		$(2,578,603)

Net income (loss) per common share, basic	$0.33			$(0.52)	$(0.41)			$(0.21)
Net loss per common share, diluted	$(0.90)			$(0.52)	$(0.41)			$(0.21)
Weighted average common shares outstanding, basic	25,635,277			25,635,277	12,253,599			12,253,599
Weighted average common shares outstanding, diluted	27,326,442			25,635,277	12,253,599			12,253,599

RETROPHIN, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS AND OTHER INFORMATION
(Unaudited)

	Six Months
	June 30, 2014				June 30, 2013
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted*	Reported	Adjustments		Adjusted*

Net product sales	$5,769,634	$-		$5,769,634	$-	$-		$-

Cost of goods sold	1,208,295	-		1,208,295	-	-		-

Research and development	20,584,717	(1,561,978)	(a)	19,022,739	713,937	(36,683)	(a)	677,254

Selling, general and administrative	21,432,093	(11,278,024)	(c)	10,154,069	6,636,449	(2,815,641)	(c)	3,820,808

Operating loss	(37,455,471)	12,840,002		(24,615,469)	(7,350,386)	2,852,324		(4,498,062)

Interest income (expense), net	(2,178,401)	2,178,401		-	(41,558)	41,558		-

Finance expense	(4,708,280)	4,708,280		-	-	-		-

Realized gain on sale of marketable securities, net	374,841	-		374,841	-	-		-

Change in fair value of derivative instruments	(20,635,216)	20,635,216		-	(2,395,618)	2,395,618		-

Loss on transaction denominated in foreign currencies	-	-		-	(3,873)	-		(3,873)

Net loss before provision for income taxes	(64,602,527)	40,361,899		(24,240,628)	(9,791,435)	5,289,500		(4,501,935)

Income tax benefit	$2,459,748	(2,459,748)		-	$-	-		-

Net loss	$(62,142,779)	$37,902,151		$(24,240,628)	$(9,791,435)	$5,289,500		$(4,501,935)

Net loss per common share, basic and diluted	$(2.54)			$(0.99)	$(0.85)			$(0.39)
Weighted average common shares outstanding, basic and diluted	$24,491,477			$24,491,477	$11,492,475			$11,492,475

*  Explanation of Adjustments and Certain Line Items:

(a)	Share-based compensation expense.
(b)
Share-based compensation expense of $3,892,942 and $91,705, intangible amortization and depreciation expense of $392,985 and $53,139, transaction and license fees of $1,068,356 and $125,000 and legal settlements of $327,208 and $2,219,424.

(c)
Share-based compensation expense of $8,452,649 and $250,910, intangible amortization and depreciation expense of $520,171 and $105,307, transaction and license fees of $1,977,996 and $225,000 and legal settlements of $327,208 and $2,234,424.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED 2015 FINANCIAL GUIDANCE
(In thousands, except per share amounts)
(Unaudited)

GAAP net loss	$(15,000) - $(6,000)

Intangible asset amortization and depreciation	6,000 - 7,000

Stock-based compensation expense	15,000 - 18,000

Transaction costs and license fees	4,500

Interest expense	10,000 - 12,000

Non-GAAP adjusted net income	$20,500 - $35,500

GAAP net loss per common share, basic and diluted	$(0.54) - $(0.21)

Non-GAAP adjusted net income per common share, basic and diluted	$0.75 - $1.25

Weighted-average common shares used in per share computations	27,500 - 28,500